Exhibit 14(c)

June 10, 2026

The Board of Trustees and Shareholders of Apollo Debt Solutions BDC

9 West 57th Street

New York, New York 10019

We are aware that our report dated May 11, 2026, on our review of interim financial information of Apollo Debt Solutions BDC appearing in Apollo Debt Solutions BDC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, is incorporated by reference in this Pre-Effective Amendment to Registration Statement No.333-295780.

/s/ Deloitte & Touche LLP

New York, New York